THE MAINSTAY FUNDS

MAINSTAY FUNDS TRUST

MAINSTAY VP FUNDS TRUST

MAINSTAY MACKAY DEFINEDTERM MUNICIPAL OPPORTUNITIES FUND

MAINSTAY CBRE GLOBAL INFRASTRUCTURE MEGATRENDS FUND

CODE OF ETHICS

September 2022

TABLE OF CONTENTS

SECTION		PAGE
I.	Introduction	1
II.	Policy	2
III.	Reporting Requirements	3
IV.	Recordkeeping	6

EXHIBITS
Exhibit A	Acknowledgement of Receipt of the Funds’ Code of Ethics
Exhibit B	Annual Certification of Compliance with the Funds’ Code of Ethics
Exhibit C	Quarterly Transactions Report (if required)
Exhibit D	Access PERSON INITIAL/Annual Securities Holdings Report and Certification
Exhibit E	Sarbanes-Oxley Principal Financial Officer and Principal Executive Officer Code of Ethics

I.  INTRODUCTION

 Section 17(j) of the Investment Company Act of 1940, as amended (the “1940 Act”) makes it unlawful for any affiliated person of a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for an investment company, to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by such investment company in contravention of such rules as the Securities and Exchange Commission (“SEC”) may adopt to prevent any such acts, practices and courses of business as are fraudulent, deceptive or manipulative. Section 17(j) is intended to permit the SEC to create guidelines to prohibit persons affiliated with investment companies and their investment advisers and principal underwriters from engaging in securities transactions for their personal accounts when such transactions are likely to conflict with the investment programs of such investment companies. In response to Section 17(j), the SEC adopted Rule 17j-1 under the 1940 Act (the “Rule”). The Rule: (1) prescribes an anti-fraud standard for affiliated persons of investment companies, their investment advisers and principal underwriters; (2) requires investment companies, their investment advisers and principal underwriters to adopt codes of ethics applicable to certain affiliated persons known as “access persons,” subject to certain exceptions; and (3) requires “access persons” to report to the investment company all transactions in securities of which they are the beneficial owners, subject to certain exceptions.

 The Mainstay Funds, MainStay Funds Trust, and MainStay VP Funds Trust, and MainStay MacKay DefinedTerm Municipal Opportunities Fund and MainStay CBRE Global Infrastructure Megatrends Fund (the “Funds”) recognize the importance of high ethical standards in the conduct of their business and require that this code of ethics (the “Code” or the “Funds’ Code”) be observed by their respective “access persons.” The Code set forth below shall apply to the “Access Persons” of each Fund, and its respective series, advised by New York Life Investment Management LLC (“New York Life Investments”). Each Fund’s Board of Trustees (“Board”), including a majority of its Independent Board Members1, has approved this Code as compliant with Rule 17j-1 of the 1940 Act, and has also approved the code of ethics of each investment adviser and subadviser to the respective Fund and of the respective Fund’s principal underwriter.

 “Access Person” shall have the same meaning as set forth in Rule 17j-1 under the 1940 Act and as set forth in Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”) and shall include:

• Any “Advisory Person” of the Funds or their investment adviser or any subadviser (an “Adviser”, collectively the “Advisers”);

• All the Advisers’ directors and officers;

• All of the Funds’ Trustees and officers;

1	“Independent Board Member” shall mean a trustee of a Fund who is not a “interested person” of the Fund, as defined in Section 2(a)(19)(B) of the 1940 Act.

• An

y “Supervised Person” of the Advisers who has access to non-public information regarding any clients’ purchase or sale of securities, or information

• regarding the portfolio holdings of any Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public; and

• Any director or officer of any principal underwriter of the Funds, who in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of “Covered Securities”2 by a Fund; or information regarding the portfolio holdings of any Fund; or whose functions or duties in the ordinary course of business relate to the making of any recommendations with respect to such purchases or sales.

 We note that individuals who are also “Access Persons” of the Funds’ Advisers or principal underwriter are required to follow the codes of ethics that have been adopted by these entities. This Code shall apply to the Independent Board Members and other persons (if any) who are not subject to a separate code of ethics.

 Prior to any Adviser or principal underwriter entering into an agreement to provide services to the Funds, such Adviser or principal underwriter shall have adopted its own code of ethics that complies with the Rule, which code of ethics shall have been approved by the Board in accordance with the Rule.

 All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and polices, and compliance therewith, should be directed to the Funds’ Chief Compliance Officer (“CCO”). The reputation of the Funds for trustworthy financial services is a valuable asset that all Access Persons are expected to preserve and protect.

II. Policy

 This Code has been adopted by the Board in accordance with the 1940 Act and the Rule. The purpose of this Code is to provide policies and procedures consistent with the 1940 Act and the Rule. The following general fiduciary standards are the policy of the Funds and shall govern personal investment activities of all Access Persons and the interpretation and administration of this Code:

• The interests of a Fund’s shareholders must be placed first at all times, and Access Persons must refrain from having outside interests that conflict with the interests of a Fund and its shareholders;

2

Covered Security” - means any security as defined in Section 2(a)(36) of the 1940 Act, other than (i) direct obligations of the Government of the United States of America; (ii) bankers acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies not advised or subadvised by New York Life Investments; (iv) interests in qualified state college tuition programs (“529 Plans”); and (v) cryptocurrencies or digital currencies, such as Bitcoin, Ethereum, Litecoin and Dogecoin, which are a virtual or digital representations of value. However, a virtual currency token offered in an initial or digital coin offering will be deemed a Covered Security. The term “security” includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security and also includes derivatives.

•

All personal securities transactions must be conducted consistent with this Code, or the Advisers’ or principal underwriter’s code of ethics, and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

• Access Persons should not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a Fund, Advisers and/or principal underwriter, to the detriment of the shareholders of the Fund. Each Access Person must avoid any circumstances that might adversely affect or appear to affect his or her duty of complete loyalty to a Fund and its shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity;

• Each Access Person must abstain from participation (or any other involvement) in “insider trading” in contravention of any applicable law or regulation. Access Persons may not trade on inside information (i.e., material non-public information3) or communicate such information to others. An Access Person who believes that he or she is in possession of inside information should contact the CCO immediately; and

• Access Persons must comply with applicable federal securities laws.

 Rule 17j-1(b) makes it unlawful, and therefore a violation of this Code, for any Access Person, in connection with the purchase, sale, directly or indirectly, of any security held or to be acquired by a Fund to:

• to employ any device, scheme or artifice to defraud the Fund;

• to make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

• to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

• to engage in any manipulative practice with respect to the Fund.

3

Material information generally is that which a reasonable investor would consider significant in making an investment decision. Nonpublic information is any information which has not been disclosed to the general public. Information is considered public when it is widely disseminated; e.g., disclosure in the news media or company filings.

 This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to a Fund.

 Each Access Person has the duty to disclose to the Funds’ CCO or the designee any interest that he or she may have in any firm, corporation or business entity that is not affiliated with the Funds and that does business with the Funds or that otherwise presents a possible conflict of interest. Disclosure should be timely so that a Fund, or, as applicable, the Advisers or principal underwriter, may take action concerning any possible conflict, as it deems appropriate.

III. Reporting Requirements

 A. Applicability to the Funds’ Advisers and Principal Underwriter

 The requirements of the Code are not applicable to any Access Person of a Fund who is subject to a separate code of ethics adopted by an Adviser or principal underwriter of the Fund, provided that:

1. Such code of ethics complies with the reporting, preclearance and all other requirements of the Rule; and

2. Such Adviser or principal underwriter must certify to the Funds’ Board that it has adopted procedures that are reasonably designed to prevent Access Persons from violating such code of ethics.

Each Adviser and principal underwriter shall:

1. Submit to the Funds a copy of its code of ethics pursuant to the Rule;

2. Any material change to the code of ethics of any Adviser or principal underwriter to the Funds must be approved by the Board within six months of the adoption of such material change. Accordingly, an Adviser or principal underwriter must notify the Funds’ CCO as soon as is practicable following any such material change; and

3. Furnish to the Funds upon request (and in any event no less than quarterly) written reports which describe any issues arising under its code or procedures during the period specified including information about material violations of its code of ethics or procedures and sanctions imposed in response to material violations.

 B. Requirements Applicable to the Independent Board Members

 Each Board member who is an Independent Board Member and who would be required to make a report solely by reason of being a Board member, need not make an initial holdings report or annual holdings report as would otherwise be required by Section 3(C) or 3(D) below.

 As a regular business practice, the Funds, Advisers and principal underwriter, attempt to keep the Board informed with respect to the Funds’, the Advisers’ and principal underwriter’s investment activities through reports and other information provided to the Board members in connection with Board meetings and other events. However, it is the policy of the Funds not to routinely communicate specific trading information and/or advice on specific issues to Independent Board Members unless the proposed transaction presents issues on which input from the Independent Board Members is appropriate (i.e., no information is given regarding securities for which current activity is being considered for clients).

 Given this policy, except as provided below, an Independent Board Member need only obtain prior approval from the CCO before directly or indirectly acquiring or disposing of beneficial ownership in a Covered Security if he/she knew or, in the ordinary course of fulfilling his/her official duties as a Board member should have known, that during the 15-day period immediately before or after a transaction in that security, a Fund, or any series thereof, purchased or sold that security, or the Adviser considered purchasing or selling that security on behalf of the Fund. If this occurs, he/she must submit a Quarterly Transactions Report in substantially the form attached hereto as Exhibit C. Such report must be submitted within 30 days following the quarter end and must detail: (i) all transactions effected during the quarter in Covered Securities in which he/she had any direct or indirect Beneficial Ownership4; and (ii) all broker, dealer or bank accounts that held any securities (whether or not they are Covered Securities) during the quarter for the direct or indirect benefit of the Board member. Failure to complete this report will be considered a violation of the Code.

4

“Beneficial Ownership” - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person’s Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Board member, has a Beneficial Interest or is the settlor with a power to revoke; (ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person’s name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; or (vi) by a holding company that he or she controls.

 With regard to transacting in shares of MainStay MacKay DefinedTerm Municipal Opportunities Fund and MainStay CBRE Global Infrastructure Megatrends Fund (the “Closed-End Funds”), pursuant to the Policies and Procedure for Compliance with Section 16 of the Securities and Exchange Act of 1934, Trustees, in their capacity as Fund Insiders, must obtain preclearance prior to transacting in shares of the Closed-End Funds. Trustees may obtain preclearance either directly through New York Life Investment’s Office of General Counsel or through Dechert LLP. The request for authorization to trade shall include, at a minimum: (i) the nature of the proposed transaction - purchase or sale of Fund Shares; (ii) the estimated number of Fund Shares and dollar amount of the transaction; (iii) the proposed execution or completion date of the transaction; (iv) the name of parties involved in the transaction in addition to the Trustee.

 Each newly appointed Independent Board Member is required to provide an initial certification stating that he/she has received a copy of the Code and that he/she understands the relevant requirements (see Exhibit A).

 Each Independent Board Member is also required to certify on an annual basis that he/she has received, read, understood and complied with this Code (see Exhibit B5). Such certification must also indicate that during the prior year, he/she has not acquired or disposed of a Covered Security when he/she knew or, in the ordinary course of fulfilling his/her official duties as a board member should have known, that during the 15-day period immediately before or after their transaction in that security, the Fund, or any series thereof, purchased or sold that security on behalf of the Fund, or an Adviser considered purchasing or selling that security on behalf of the Fund.

 C. Initial Holdings and Account Reports

  Access Persons of the Funds’ Advisers and principal underwriter must follow their respective policies and procedures which at a minimum require each Access Person to submit a report in substantially the form of Exhibit D (Access Person Initial/Annual Securities Holdings Report and Certification) to their respective CCO showing all holdings of Covered Securities in which the Access Person had any direct or indirect Beneficial Ownership. Such report shall be filed not later than 10 days after the person becomes an Access Person. Information in the initial report must be current as of a date no more than 45 days prior to the date the person became an Access Person. Access Persons must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Access Person has any Beneficial Ownership interest are held. Such accounts include Discretionary Managed Accounts (e.g., wrap accounts), in which case the Access Person must certify that he or she has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. Documentation describing that relationship must be submitted to and approved by their respective CCO.

5

Exhibit B also includes an annual certification with respect to any bank, broker, or nominee accounts, however titled, that held or may have held shares of the MainStay MacKay DefinedTerm Municipal Opportunities Fund or the MainStay CBRE Global Infrastructure Megatrends Fund (the “Closed-End Funds”) during the period, as outlined in the Closed-End Funds’ Section 16 Procedures.

D. Annual Reporting

  Access Persons of the Funds’ Advisers and principal underwriter must follow their respective policies and procedures, which at a minimum require Access Persons to submit to their respective CCO a report disclosing every Covered Security in which that Access Person has a direct or indirect Beneficial Ownership interest as of year-end. Such report should be made at the end of each calendar year, but in no case later than 45 days following year end or (as set forth in each Adviser’s or principal underwriter’s respective codes of ethics.) Every Access Person must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Access Person has any Beneficial Ownership interest are held. In addition, each Access Person shall file annually a certification indicating that the Access Person has received, read, understood and complied with the Code. Access Persons shall file with their respective CCO a report substantially the form of Exhibit D (Access Person Initial/Annual Securities Holdings Report and Certification).

E. Sanctions

 If the CCO determines that a violation of the Code has occurred by an Independent Board Member, the CCO shall so advise Fund Counsel, and the Chair of the Risk and Compliance Oversight Committee (or if that person’s transaction is under consideration, the Chair of the Audit Committee), and shall provide the Committee Chair with the report, the record of pertinent portfolio transactions of the Fund(s) and any additional material supplied by such person. The Committee Chair will refer the matter to the entire Board, which shall impose such sanctions as are deemed appropriate.

 If a violation of the Code has occurred by an Access Person of an Adviser or the principal underwriter, the code of ethics of such entity should be followed.

 The Advisers’ or principal underwriter’s CCO may grant written exceptions to provisions of their respective codes of ethics in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of this Code shall be granted where such exception would result in a violation of the Rule or Rule 204A-1 under the Advisers Act. Each exception shall be reported to the CCO who will provide a written report describing the exceptions granted to the Board at the next regularly scheduled meeting of Fund’s Board.

V.  Principal Executive Officer and Principal Financial Officer Code of Ethics

 In accordance with Section 406 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Funds are required to disclose whether the registrant has adopted a code of ethics, which applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.6

6	17 CFR § 229.406 - (Item 406) Code of ethics.

The Funds have adopted a Sarbanes-Oxley Code of Ethics reasonably designed to:

i. deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

ii. provide full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

iii. effect compliance with applicable governmental laws, rules and regulations;

iv. promote the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code;

v. and outline accountability for adherence to the code.7

The Sarbanes-Oxley Code of Ethics is included as an Exhibit E and is filed with the Commission in conjunction with the Funds’ semi-annual and annual filings on Form N-CSR.

VI. RECORDKEEPING REQUIREMENTS

 The Funds recognize the sensitivity and personal nature of information collected under the Code, and the interests of Access Persons in maintaining their privacy regarding this information. Compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for preclearance of transactions and other information filed by Access Persons under the Code will be treated as confidential, subject only to the review provided in the Code or forms thereunder and review by the SEC and other regulators.

 Each Fund will maintain, at its principal place of business, and make the following records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

a) a copy of each Code for the Fund that is in effect, or at any time within the past five years was in effect, in an easily accessible place;

b) a record of any violation of the Code, and of any action taken as a result of the violation, in an easily accessible place for at least five years in which the violation occurs;

c) a copy of each report made by an Access Person pursuant to the Code, including any information provided in lieu of these reports, for at least five years after the report is made or the information is provided, the first two years in an easily accessible place;

d) a record of all persons, currently or within the past five years, who are or were required to submit reports pursuant to this Code, or who are or were responsible for reviewing those reports, in an easily accessible place; and

[7]	Ibid.

e) a copy of each report made to the Board pursuant to this Code for at least five years, the first two years in an easily accessible place.

EXHIBIT A

Acknowledgement of Receipt of the Funds’ Code of Ethics

I hereby certify that I have received a copy of the Funds’ Code of Ethics, have read and am subject to the Code, and understand the relevant requirements.

Signature
Date

    Exhibit B

Annual Certification of Compliance with the

Funds’ Code of Ethics

I, __________________, hereby certify that I have received read and understood the Code of Ethics of The Mainstay Funds, MainStay Funds Trust, MainStay VP Funds Trust, MainStay MacKay DefinedTerm Municipal Opportunities Fund and MainStay CBRE Global Infrastructure Megatrends Fund (the “Funds”). I further certify that I have complied with and will continue to comply with each of the provisions of the Code, and that during the prior year, I have not acquired or disposed of a Covered Security (as defined in Rule 17j-1 under the Investment Company Act of 1940, as amended) when I knew or, should have known, in the ordinary course of fulfilling my official duties as a Board member, that during the 15-day period immediately before or after their transaction in that security, the Fund, or any series thereof, purchased or sold that security on behalf of the Fund, or an investment adviser or subadviser considered purchasing or selling that security on behalf of the Fund.

Closed-End Fund Account Holdings

FORMCHECKBOX As a Fund of Insider of the Closed-End Funds, I hereby certify that the following are the names of any bank, broker, or nominee accounts, however titled, that held or may have held Fund Shares during the period ended December [______].

Name of Broker, Dealer or Bank with which Account Is Held	Account Type (i.e. Third Party Discretionary Managed)

Or

FORMCHECKBOX As a Fund of Insider of the Closed-End Funds, I hereby certify that I do not have any bank, broker, or nominee accounts, that held or may have held Fund Shares during the period ended December ______].

Signature
Date

EXHIBIT C

QUARTERLY TRANSACTIONS REPORT
(IF REQUIRED)

Instructions

If during the preceding quarter you acquired or disposed of Beneficial Ownership1 in a “Covered Security”2 when you knew or should have known, in the ordinary course of fulfilling your official duties as a Board member, that during the 15-day period immediately before or after your transaction in that security, the Fund, or any series thereof, purchased or sold that security on behalf of The Mainstay Funds, MainStay Funds Trust, MainStay VP Funds Trust and MainStay MacKay DefinedTerm Municipal Opportunities Fund and MainStay CBRE Global Infrastructure Megatrends Fund (the “Funds”), or an investment adviser or subadviser considered purchasing or selling that security on behalf of the Fund you must complete the following information below and submit it to the Fund’s Chief Compliance Officer within 30 days following the quarter end.

[1]

“Beneficial Ownership” - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person’s Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Board member, has a Beneficial Interest or is the settlor with a power to revoke; (ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person’s name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; or (vi) by a holding company that he or she controls.

[2]

“Covered Security” - means any security as defined in section 2(a)(36) of the Investment Company Act of 1940 Act, other than (i) direct obligations of the Government of the United States of America; (ii) bankers acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies not advised or subadvised by New York Life Investment Management LLC; (iv) interests in qualified state college tuition programs (“529 Plans”); and (v) cryptocurrencies or digital currencies, such as Bitcoin, Ethereum, Litecoin and Dogecoin, which are a virtual or digital representations of value. However, a virtual currency token offered in an initial or digital coin offering will be deemed a Covered Security. The term “security” includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security and also includes derivatives. Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations. In addition, for purposes of this certification, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Access Person or the family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and also includes adoptive relationships.

Certifications

As of _____, 20__, I hereby certify that the following are each and every Covered Security in which I have a direct or indirect “Beneficial Ownership” interest:

Name of Security	Exchange Ticker Symbol or CUSIP	Broker, Dealer or Bank where Security Held and Firm through which transacted (if different)	Trade Date	Number of Shares and Principal Amount	Price	Nature of Transaction	Nature of Interest (Direct Ownership, Family Member, Control, Etc.)

As of ___________, 20__, I hereby certify that the following are the names of each and every broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit (“Securities Account”) as of the date appearing above:

Name of Broker, Dealer or Bank with which Account Is Held	Date Account Established	Account Number

I also consent to the release of certain personal information (name, home address, social security number and spouse’s first initial) by the Funds Chief Compliance Officer, or his/her designee, to the brokerage companies and banks noted above in connection with a request to provide reports of all known brokerage accounts held by me or my spouse, if applicable.

Signature
Date

EXHIBIT D

ACCESS PERSON INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to Chief Compliance Officer by_______________ (Please print your full name)*

Date of Becoming an Access Person:** _________________ (Initial Report)

December 31, 20____ (Annual Report)

As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect “Beneficial Ownership” interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts (including Discretionary Managed Accounts) by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Access Person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. For a more complete definition of these terms, please consult the Funds’ Code of Ethics.

This report need not disclose Covered Securities held in any account over which the Access Person has no direct or indirect influence or control.

Name of Security	Exchange Ticker Symbol or CUSIP	Broker, Dealer or Bank where Security Held	No. of Shares and Principal Amount	Nature of Interest (Direct Ownership, Family Member, Control, Etc.)

Note:

In lieu of an Access Person listing on this form each security held as of year-end, he/she may attach as an exhibit to this document, an annual statement(s) for every bank or brokerage account as to which the Access Person has a Beneficial Ownership interest in securities. Notwithstanding this accommodation, it is the Access Person’s sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses all relevant securities holdings.

*	This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.
**	Please see the definition of Access Person in the Funds’ Code of Ethics.

Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit (“Securities Account”) as of the date appearing above:

Name of Broker, Dealer or Bank with which Account Is Held	Date Account Established	Account Number

I certify that the securities listed above are the only Covered Securities in which I have a direct or indirect Beneficial Ownership interest.

I further certify that the accounts listed above are the only Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

I also consent to the release of certain personal information (name, home address, social security number and spouse’s first initial) by New York life Investment Management LLC (“New York Life Investments”) to a brokerage services company to be named by the compliance officer (the “Company”), who will provide the New York Life Investments Compliance Department with a report of all known brokerage accounts held by me or my spouse, if applicable. During this time, the Company will agree that all personal information shall be held in strict confidence and shall not be revealed to any person, corporation or entity (third parties) without prior written consent of New York Life Investments and the employee. Notwithstanding the foregoing, I understand however that the Company is authorized to disclose to its other customers, should they inquire, that I am currently (or have been) employed in some capacity in the securities related/financial services industry without identifying New York Life Investments (or its affiliates) as the employer. Such disclosure would generally take place if I opened a securities account with a client of the Company. These steps are being taken by New York Life Investments in its commitment to ensure compliance with federal securities laws.

Access Person Signature:

Date of Submission:

Received By (Name/Title):  Reviewed By (Name/Title):

Signature:  Signature:

Date Received:  Date Reviewed:

Exhibit E

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICERS

MAINSTAY GROUP OF FUNDS (THE “FUNDS”)

Mainstay Funds Trust

The Mainstay Funds

Mainstay VP Funds Trust

MainStay MacKay DefinedTerm Municipal Opportunities Fund

MainStay CBRE Global Infrastructure Megatrends Fund

Approved by the Board of the Directors/Trustees

of Mainstay Group of Funds (the "Board")

on September 30, 2009

Pursuant to the Sarbanes-Oxley Act Of 2002

I.  Introduction and Application

The Funds recognize the importance of high ethical standards in the conduct of their business and requires this Code of Ethics ("Code") be observed by their principal executive officers (each, a "Covered Officer") (defined below). In accordance with the Sarbanes-Oxley Act of 2002 (the "Act") and the rules promulgated thereunder by the U.S. Securities and Exchange Commission ("SEC") the Funds are required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), and must disclose whether each has adopted a code of ethics applicable to the principal executive officers. The Board, including a majority of its Independent Directors/Trustees (defined below), has approved this Code as compliant with the requirements of the Act and related SEC rules.

All recipients of the Code are directed to read it carefully, retain it for future reference, and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the relevant Compliance Officer (defined below).

II.  Purpose

This Code has been adopted by the Board in accordance with the Act and the rules promulgated by the SEC in order to deter wrongdoing and promote:

• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

• full, fair, accurate, timely and understandable disclosure in reports and documents filed by the Funds with the SEC or made in other public communications by the Funds;

• compliance with applicable governmental laws, rules and regulations;

• prompt internal reporting to an appropriate person or persons of violations of the Code to an appropriate person or persons identified in the Code; and

• accountability for adherence to the Code.

III.  Definitions

(A) "Covered Officer" means the principal executive officer and senior financial officers, including the principal financial officer, controller or principal accounting officer, or persons performing similar functions. The Covered Officers of the Funds shall be identified in Schedule I, as amended from time to time.

(B) "Compliance Officer" means the person appointed by the Funds' Board to administer the Code. The Compliance Officer of the Funds shall be identified in Schedule II as amended from time to time.

(C) "Director" or "Trustee" means a director or trustee of the Funds, as applicable.

(D) "Executive Officer" shall have the same meaning as set forth in Rule 3b-7 of the 1934 Act. Subject to any changes in the Rule, an Executive Officer means the president, any vice president, any officer who performs a policy making function, or any other person who performs similar policy making functions for the Funds.

(E) "Independent Director/Trustee" means a director/trustee of the Board who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended ("Investment Company Act").

(F) "Implicit Waiver" means the Compliance Officer failed to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an Executive Officer.

(G) "Restricted List" means that listing of securities maintained by the Compliance Officer in which trading by certain individuals subject to the Funds' 17j-1 code of ethics is generally prohibited.

(H) "Waiver" means the approval by the Compliance Officer of a material departure from a provision of the Code.

IV.  Honest and Ethical Conduct

(A) Overview. A "conflict of interest" occurs when a Covered Officer's personal interest interferes with the interests of, or his or her service to, the Funds. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Funds.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Funds and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as "affiliated persons" of the Funds. The Funds' and certain of its service providers' compliance policies, programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, restate or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise or result from the contractual relationship between the Funds and New York Life Investment Management LLC (the "Adviser"). The Covered Officers may be officers or employees of the Adviser. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Funds or the Adviser), be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and the Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the Investment Company Act and the Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

(B) General Policy. Each Covered Officer shall adhere to high standards of honest and ethical conduct. Each Covered Officer has a duty to exercise his or her authority and responsibility for the benefit of the Funds and its shareholders, to place the interests of the shareholders first, and to refrain from having outside interests that conflict with the interests of the Funds and its shareholders. Each such person must avoid any circumstances that might adversely affect, or appear to affect, his or her duty of loyalty to the Funds and its shareholders in discharging his or her responsibilities, including the protection of confidential information and corporate integrity.

(C) Conflicts of Interest. Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions of the Investment Company Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Funds.

1. Prohibited Conflicts of Interest. Each Covered Officer must:

• not use his or her personal influence or personal relationships improperly to influence decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

• not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than benefit the Funds;

• not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; or

• report at least annually the information elicited in the Funds' Director/Trustee's and Officer's Questionnaire relating to potential conflicts of interest.

2. Duty to Disclose Conflicts. Each Covered Officer has the duty to disclose to the Compliance Officer any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with the Funds or its affiliates and that does business with the Funds or that otherwise presents a possible conflict of interest. Disclosure must be timely so that the Funds may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that the Funds or its affiliates may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest. Therefore, the following procedures have been adopted.

3. Conflicts of Interest that may be Waived. There are some conflict of interest situations for which a Covered Officer may seek a Waiver from a provision(s) of the Code. Waivers must be sought in accordance with Section VII of the Code. Examples of these include:

• Board Memberships. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to assume the position of director of a corporation not affiliated with the Funds. A report should be made by a Covered Officer to the Compliance Officer of any invitation to serve as a director of a corporation that is not an affiliate and the person must receive the approval of the Compliance Officer prior to accepting any such directorship. In the event that approval is given, the Compliance Officer shall immediately determine whether the corporation in question is to be placed on the Funds' Restricted List.

• "Other" Business Interests. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to act as an officer, general partner, consultant, agent, representative or employee of any business other than an affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an affiliate for the approval of the Compliance Officer prior to accepting any such position. In the event that approval is given, the Compliance Officer shall immediately determine whether the business in question is to be placed on the Funds' Restricted List.

• Gifts, Entertainment, Favors or Loans. Covered Officers are subject to the New York Life Investment Management Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts/entertainment to and from third parties that do business with the Funds.

• Permissible Outside Activities. Covered Officers who, in the regular course of their duties relating to the Funds' private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so with the prior written approval of the Compliance Officer.

• Doing Business with the Funds. Except as approved by the Compliance Officer, Covered Officers may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving the Funds, subject to such exceptions as are specifically permitted under law.

V.  Full, Fair, Accurate, Timely And Understandable Disclosure And Compliance

Covered Officers shall:

• be familiar with the disclosure requirements generally applicable to the Funds;

• not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including the Funds' Directors/Trustees and auditors, governmental regulators and self-regulatory organizations;

• to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds, the Adviser and other Funds service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds files with, or submits to, the SEC and in other public communications made by the Funds; and

• promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

VI.  Internal Reporting by Covered Persons

(A) Certifications and Accountability. Each Covered Officer shall:

1. upon adoption of the Code (or thereafter as applicable upon becoming a Covered Officer), affirm in writing on Schedule A hereto that the Covered Officer has received, read, and understands the Code;

2. annually thereafter affirm on Schedule A hereto that the Covered Officer has complied with the requirements of the Code; and

3. not retaliate against any other Covered Officer or employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith.

(B) Reporting. A Covered Officer shall promptly report any knowledge of a material violation of this Code to the Compliance Officer. Failure to do so is itself a violation of the Code.

VII.  Waivers of Provisions of the Code

(A) Application of the Code. The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Funds/counsel to the Independent Directors/Trustees. However, any approvals or Waivers sought by and/or granted to a Covered Officer will be reported to the Board in accordance with Section VIII, below.

(B) Waivers. The Compliance Officer may grant Waivers to the Code in circumstances that present special hardship. Waivers shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the Waiver. To request a Waiver from the Code, the Covered Officer shall submit to the Compliance Officer a written request describing the transaction, activity or relationship for which a Waiver is sought. The request shall briefly explain the reason for engaging in the transaction, activity or relationship. Notwithstanding the foregoing, no exception will be granted where such exception would result in a violation of SEC rules or other applicable laws.

(C) Documentation. The Compliance Officer shall document all Waivers (including Implicit Waivers). If a Waiver is granted, the Compliance Officer shall prepare a brief description of the nature of the Waiver, the name of the Covered Officer and the date of the Waiver so that this information may be disclosed in the next Form N-CSR to be filed on behalf of the Funds or posted on the Funds' internet website within five business days following the date of the Waiver. All Waivers must be reported to the Board at each quarterly meeting as set forth in Section VIII below.

VIII.  Board Reporting

The Compliance Officer shall report any violations of the Code to the Board for its consideration on a quarterly basis. At a minimum, the report shall:

• describe the violation under the Code and any sanctions imposed;

• identify and describe any Waivers sought or granted under the Code; and

• identify any recommended changes to the Code.

IX.  Amendments

The Covered Officers and the Compliance Officer may recommend amendments to the Code for the consideration and approval of the Board. In connection with any amendment to the Code, the Compliance Officer shall prepare a brief description of the amendment so that the necessary disclosure may be made with the next Form N-CSR to be filed on behalf of the Funds or posted on the Funds' internet website within five business days following the date of the amendment.

X.  Sanctions

Compliance by Covered Officers with the provisions of the Code is required. Covered Officers should be aware that in response to any violation, the Funds will take whatever action is deemed necessary under the circumstances, including, but not limited to, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, fines, disgorgement of profits, suspension or termination.

XI.  Record-keeping

The Compliance Officer shall maintain all records, including any internal memoranda, relating to compliance with the Code or Waivers of a provision(s) of the Code, for a period of 7 years from the end of the fiscal year in which such document was created, 2 years in an accessible place.

XII.  Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Adviser, and NYLIFE Distributors LLC (the "Underwriter"), or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' the Adviser's and the Underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

XIII. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board, the Adviser and the Compliance Officer, and their respective counsels.

XIV.  Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of the Funds, as to any fact, circumstance, or legal conclusion.

SCHEDULE I

COVERED OFFICERS

Kirk C. Lehneis, President and Principal Executive Officer

Jack R. Benintende, Treasurer and Principal Financial and Accounting Officer

SCHEDULE II

COMPLIANCE OFFICER

Kevin Gleason

EXHIBIT A

MainStay Group of Funds

Mainstay Funds Trust

The Mainstay Funds

Mainstay VP Funds Trust

MainStay MacKay DefinedTerm Municipal Opportunities Fund

MainStay CBRE Global Infrastructure Megatrends Fund

Code of Ethics for

Principal Executive Officer and Principal Financial Officers

Initial and Annual Certification of

Compliance with the

MainStay Group of Funds Code of Ethics for

Principal Executive Officer and Principal Financial Officers

[] I hereby certify that I have received the MainStay Group of Funds Code of Ethics for Principal Executive Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.

[] I hereby certify that I have received the MainStay Group of Funds Code of Ethics for Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

 By:  __________________________________ Name: Kirk C. Lehneis

Title: President and Principal Executive Officer

Date:

 By:  __________________________________

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and

 Accounting Officer

Date: